UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2025

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2025, counsel to Brad Heppner, a member and chairman of the board of directors (the “Board”) and Chief Executive Officer of Beneficient (the “Company”), sent an email to the Company pursuant to which Mr. Heppner resigned as a director and Chief Executive Officer of the Company, effective immediately. A copy of such email correspondence is attached as Exhibit 99.1 hereto and is incorporated by reference herein. Such correspondence was sent following a request from the Company’s counsel, acting at the direction of the Audit Committee of the Board, for Mr. Heppner to sit for a formal interview regarding, among other things, his knowledge of certain documents and information concerning Mr. Heppner’s relationship to a related entity provided to the Company’s auditors in 2019, which request Mr. Heppner refused. Although it is unclear to the Company whether a disagreement exists concerning the Company’s policies, practices or procedures, the email correspondence from Mr. Heppner’s counsel appears to reflect that Mr. Heppner disagreed with the merits of the Company potentially disclosing on a voluntary basis that he refused to sit for such interview, in the event that Mr. Heppner did not agree to (i) step away from the Company, including transferring certain rights of Beneficient Holdings, Inc. (“BHI”), an entity controlled by Mr. Heppner, under a stockholders agreement, and (ii) convert a sufficient amount of Preferred Series A Subclass 0 Unit Accounts of Beneficient Company Holdings, L.P. (“BCH”) held by BHI into non-redeemable Preferred Series A Subclass 0 Unit Accounts of BCH, to ensure that the Company would meet the stockholders’ equity requirements for initial listing under the rules of The Nasdaq Stock Market, LLC. Prior to his resignation, Mr. Heppner served on the following committees of the Board: Nominating Committee, Community Reinvestment Committee, Executive Committee, Enterprise Risk Committee, and Credit Committee.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company will provide Mr. Heppner with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day of filing this Form 8-K with the Securities and Exchange Commission.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Brad Heppner Resignation

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer

Dated:	June 25, 2025